UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 9, 2013

WASTE CONNECTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

COMMISSION FILE NO. 1-31507

94-3283464

(I.R.S. Employer Identification No.)

3 Waterway Square Place, Suite 110, The Woodlands, TX, 77380

(Address of principal executive offices)

(832) 442-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.03 below is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On August 9, 2013, we and our subsidiaries entered into Amendment No. 4 to the Master Note Purchase Agreement, dated July 15, 2008, as amended, increasing the aggregate principal amount of notes issuable under the Master Note Purchase Agreement from $750 million to $1.25 billion, representing a $500 million increase. The Amendment also facilitates the future issuance of floating rate notes.

We currently have $600 million of Notes outstanding under the Master Note Purchase Agreement. With the execution of the Amendment, we will be able to sell up to $650 million of additional Notes under and subject to the terms of the Master Note Purchase Agreement. No existing or potential note holder has any obligation to purchase additional notes under the Master Note Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Amendment No. 4 to Master Note Purchase Agreement, dated August 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.
(Registrant)

Date: August 14, 2013	BY:	/s/ Worthing F. Jackman
Worthing F. Jackman,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 4 to Master Note Purchase Agreement, dated August 9, 2013